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                                                                    EXHIBIT 99.7


                           ASYST TECHNOLOGIES, INC.
                           STOCK OPTION GRANT NOTICE
                        (2001 NON-OFFICER EQUITY PLAN)

Asyst Technologies, Inc. (the "Company"), pursuant to its 2001 Non-Officer Equity Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionee:                              _________________________________________

Date of Grant:                         _________________________________________

Vesting Commencement Date:             _________________________________________

Number of Shares Subject to Option:    _________________________________________

Exercise Price (Per Share):            _________________________________________

Total Exercise Price:                  _________________________________________

Expiration Date:                       _________________________________________


Type of Grant:          Nonstatutory Stock Option

Exercise Schedule:      Same as Vesting Schedule

Vesting Schedule:       Commencing seven (7) months after the Vesting
                        Commencement Date, 1/42nd of the shares subject to this option shall vest at the end of each monthly period.

Payment: By one or a combination of the following items (described in the Stock Option Agreement):

                             By check
                             Pursuant to a Regulation T Program while the Company's shares are publicly traded

Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

     Other Agreements:                 _________________________________________

                                       _________________________________________


Asyst Technologies, Inc.               Optionee:


By: ______________________________     _________________________________________
           Signature                                      Signature

Title: ___________________________     Date: ___________________________________

Date: ____________________________


Attachments:  Stock Option Agreement, 2001 Non-Officer Equity Plan and Notice of
              Exercise